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                          BAYBANK, N.A.
                  7 NEW ENGLAND EXECUTIVE PARK
                BURLINGTON, MASSACHUSETTS  01803

               STATE STREET BANK AND TRUST COMPANY
                       225 FRANKLIN STREET
                  BOSTON, MASSACHUSETTS  02110


                                   As of May 8, 1996

Designs, Inc.
1244 Boylston Street
Chestnut Hill, Massachusetts  02167

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of November 17, 1994, as amended pursuant to that certain letter agreement dated May 1, 1995 ("First Amendment") and that certain letter agreement dated June 2, 1995 ("Second Amendment") (said Credit Agreement as amended pursuant to the First Amendment and the Second Amendment herein referred to altogether as the "Credit Agreement") among Designs, Inc., a Delaware corporation (the "Company"), BayBank Boston, N.A., now known as BayBank, N.A. ("BayBank") and State Street Bank and Trust Company (the "Banks"). Capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Credit Agreement.

     Pursuant to the terms of the Second Amendment, Section 2.19 was added to the Credit Agreement. The Company and the Banks have agreed to amend certain parts of said Section 2.19, subject to the terms and conditions of this letter agreement (the "Third Amendment"). For valuable consideration, the Company and the Banks hereby agree as follows:

     1. The amount: "$5,000,000.00" appearing at the end of Section 2.19(b) is hereby replaced with the amount: "$8,000,000.00."

     2. Section 2.19(g) is hereby amended by rewriting it in its entirety, to read as follows:

     "(g) The Company shall pay to the Issuing Bank: (i) on the date of issuance of any Letter of Credit, for the account of the Issuing Bank, a non-refundable fee (the "Issuance Fee") equal to $75.00 with respect to Trade Letters of Credit; (ii) on the date of any extension of or amendment to any Letter of Credit, for the account of the Issuing Bank a non-refundable fee (the "Amendment Fee") equal to $40.00; and (iii) upon presentment for payment of a draft under any Trade Letter of Credit, a non-refundable fee (the "Negotiation Fee") equal to the greater of (x) one quarter of one percent (1/4%) of the face amount of such Trade Letter of Credit or (y) $75.00, with the first $50.00 of any such Negotiation Fee for the account of the Issuing Bank and the remainder for the respective pro-rata accounts of the Banks."


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     3.   The Company hereby confirms that (i) the representations and warranties of the Company contained in Article 4 of the Credit Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), except that the Company hereby discloses that the federal income tax returns of the Company and its Subsidiaries for tax returns filed for the years ended February 1, 1992 and January 30, 1993 are currently under audit by the Internal Revenue Service; (ii) since the last financial statements delivered to the Banks by the Company, there has occurred no material adverse change in the assets or liabilities or in the financial or other condition of the Company; (iii) the Company is in compliance in all material respects with all of the terms and provisions of the Credit Agreement; and (iv) after giving effect to this Third Amendment, no Event of Default specified in the Credit Agreement nor any event with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, has occurred and is continuing.

     4. Except to the extent specifically amended hereby, the Credit Agreement and all related documents shall remain in full force and effect. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the
counterparts shall together constitute one and the same instrument.   This
Third Amendment shall be governed by the laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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     IN WITNESS WHEREOF, the Company and the Banks have caused this Third
Amendment to be executed and delivered as a sealed instrument, at Boston, Massachusetts, by their duly authorized officers, all as of the date first written above.

                              Very truly yours,

                              BAYBANK, N.A.



                              By: /s/ Matthew P. Karlson
                                  -------------------------------
                              Title: Loan Officer


                              STATE STREET BANK AND TRUST COMPANY



                              By: /s/ Andrew Beise
                                  -------------------------------
                              Title: Vice President


                              DESIGNS, INC.


                              By: /s/ Scott N. Semel
                                  -------------------------------
                              Title: Secretary and Executive Vice
                                       President